Exhibit 10.15

PROMISSORY NOTE

This agreement is made effective June 30, 2011.

BETWEEN:	WADA DPM (the “Lender), a corporation organized and existing under the laws of the People’s Republic of China with its head office located at:

ZHEJIANG WAFA ECOSYSTEM SCIENCE
AND TECHNOLOGY CO., LTD
No. 16 Wafa Rd, Sanjie Zone
SRENGZHOU ZHEJIANG China

AND:

Trellis Earth Products, Inc (the “Borrower), a corporation organized and existing under the laws of the State of Oregon, United States of America, with its head office located at:

Trellis Earth Products, Inc.
9125 SW Ridder Rd. Suite D
Wilsonville OR 97070

TERMS

$450,000 of trade credit granted Trellis Earth is hereby converted to a Promissory Note due in full as of September 30, 2012.  Interest at the rate of 18% shall be paid monthly ($6,750 USD). There is no prepayment penalty.

LENDER	BORROWER

/s/ Yuan Zheng Sun	/s/ William Collins
Authorized Signature	Authorized Signature

Yuan Zheng Sun	William Collins, CEO
Print Name and Title	Print Name and Title